Exhibit 10.184

      SUPPLEMENT dated as of November 13, 2001 to the Pledge and Security Agreement as amended and restated as of the date hereof (as further amended, supplemented, or modified from time to time, the "Pledge Agreement") dated as of January 28, 1998 among KINRO, INC., an Ohio corporation, LIPPERT TIRE & AXLE, INC. (formerly known as SHOALS SUPPLY, INC.), a Delaware corporation, and LIPPERT COMPONENTS, INC., a Delaware corporation ("Lippert") (each, a "Borrower"), the other parties signatory thereto (each, a "Guarantor", and, together with the Borrowers, the "Pledgors") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as Agent (the "Collateral Agent") for the Secured Parties (as such term is defined in the Credit Agreement referred to below).

      Reference is hereby made to the Credit Agreement dated as of January 28, 1998 (as amended, supplemented, or modified from time to time, the "Credit Agreement") among the Borrowers, the financial institutions party thereto as lenders (the "Lenders") and THE JPMORGAN BANK as administrative agent (in such capacity, the "Administrative Agent").

      Terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

      The Pledgors have entered into the Pledge Agreement to induce the Lenders to make the Loans. Pursuant to Sections 4.01A(e) and 5.09 of the Credit Agreement Lippert is required to pledge to and grant to the Collateral Agent a security interest in all of its shares in Coil Clip, Inc., an Alabama corporation ("CCI"), and LD Realty, Inc., a Kentucky corporation ("LDI"), and in 60 percent of the shares of Lippert Components of Canada, Inc., a Province of Ontario, Canada corporation ("LCC").

      Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent and Lippert agree as follows:

      As further security for the payment and performance in full of its Obligations (as such term is defined in the Pledge Agreement), Lippert hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, and its successors and assigns, and grants to the Collateral Agent for the ratable benefit of the Secured Parties, and their successors and assigns, a first priority security interest in (i) all the shares of capital stock in CCI and LDI and 60 percent of the shares of LCC as listed on Schedule I owned by Lippert (collectively, the "Additional Pledged Stock"), and (ii) subject to Section 2.05 of the Pledge Agreement, all payments of dividends and distributions, including, without limitation, all cash, instruments and other property (including, without limitation, any securities entitlements or investment property), from time to time received, receivable or otherwise paid or distributed, in respect of, or in exchange for or upon the conversion of the securities and other property referred to in clause (i) above,
(iii) subject to Section 2.05 of the Pledge Agreement, all rights and privileges of such Pledgor with respect to the securities (including, without limitation, any securities entitlements) and other property referred to in clauses (i) and
(ii) above, (iv) any and all custodial accounts, securities accounts, in which any of the foregoing property (and any property described in the following clause (v) may be deposited or held in, and any securities entitlements relating thereto, and (v) all proceeds of any of the foregoing. Such Schedule I attached hereto shall supplement Schedule I to the Pledge Agreement, and shall be deemed a part thereof for all purposes of the Pledge Agreement.

      Section 1. Lippert represents and warrants to the Collateral Agent and the other Secured Parties that (i) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (ii) its ownership of the Additional Pledged Interest is not represented or otherwise evidenced by any certificate.

      Section 2. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the Lippert and the Collateral Agent.

      Section 3. Lippert has delivered herewith (i) in respect of the Additional Pledged Stock share certificates therefor and such instruments of transfer satisfactory to the Collateral Agent and such other information relating to, or agreements by, any issuer or other equity holder of the Additional Pledged Stock that the Collateral Agent shall reasonably request in connection with the Additional Pledged Stock, and (ii) all instruments, documents, or agreements that the Collateral Agent shall request in connection with the establishment or perfection of the pledge or the Liens arising under the Pledge Agreement, including, without limitation, all Uniform Commercial Code financing statements duly executed and in proper form for filing as the Collateral Agent shall request in respect of the Liens arising under the Pledge Agreement and in respect of the termination of any other Liens previously encumbering any Collateral of Lippert.

      Section 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

      Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

      Section 8. Lippert agrees, to reimburse the Collateral Agent for its expenses incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel.

      IN WITNESS WHEREOF, Lippert and the Collateral Agent have duly executed this Supplement as of the day and year first above written.


                                         LIPPERT COMPONENTS, INC.

                                         By ____________________________________
                                                Name:
                                                Title:

                                         Address of principal place of business
                                         and chief executive office:

                                         c/o Drew Industries Incorporated
                                         200 Mamaroneck Avenue
                                         White Plains, New York  10601


                                         JP MORGAN CHASE BANK, as
                                         Collateral Agent,

                                         By ____________________________________
                                                Name:
                                                Title:

                                                                      Schedule I
                                                                   to Supplement

                                  PLEDGED STOCK

                                                                                                         Number
                                                                         Number                          of Shares
Pledgor                    Issuer                                        of Shares      Percentage       Pledged        Percentage
-------                    ------                                        ---------      ----------       -------        ----------
                                                                         Owned
                                                                         -----
1.  Lippert                1.  Coil Clip, Inc., an Alabama               10                100%          10             100%
    Components, Inc.           corporation

                           2.  LD Realty, Inc., a Kentucky               10                100%          10             100%
                               corporation

                           3.  Lippert Components of Canada, Inc.,       10                100%          6              60%
                               a Province of Ontario, Canada
                               corporation